Rule 424(b)(3)
                                                               File No. 33-43407

PRICING SUPPLEMENT NO. 24                                     DATED JULY 8, 1997

(To Prospectus  dated May 18, 1994, and  Prospectus  Supplement  dated April 10,
1996)

                                [GRAPHIC OMITTED]



                           MEDIUM-TERM NOTES, SERIES E
            DUE FROM NINE MONTHS TO FIFTEEN YEARS FROM DATE OF ISSUE

                               FLOATING RATE NOTES
                               -------------------

PRINCIPAL AMOUNT:                   $45,000,000

INITIAL INTEREST RATE:              1 month LIBOR on July 11, 1997, plus 9 basis
                                    points

INTEREST RATE BASIS:                1 month LIBOR as found on Telerate page 3750

SPREAD:                             + .09 bp

SPREAD MULTIPLIER:                  Not applicable

INDEX MATURITY:                     1 month LIBOR

INTEREST RATE RESET PERIOD:         Monthly

INTEREST RESET DATES:               First  reset  date is August 20,  1997,  and
                                    thereafter on third Wednesday of each month

INTEREST PAYMENT PERIOD:            Monthly

INTEREST PAYMENT DATES:             Third Wednesday of every month

MAXIMUM INTEREST RATE:              Not applicable

MINIMUM INTEREST RATE:              Not applicable

CALCULATION AGENT:                  The Chase Manhattan Bank

SETTLEMENT DATE (ORIGINAL ISSUE DATE):  July 11, 1997

MATURITY DATE:                      July 11, 2001

ISSUE PRICE (%):                    100%

REDEMPTION:       The Notes  cannot be  redeemed  prior to  maturity  unless the applicable box is checked and the terms of redemption are specified below.
                  |_| The Notes may be redeemed prior to maturity in whole or from time to time in part.
                  |_| The Notes may be redeemed prior to maturity in whole only.
                  Terms of Redemption:

INDENTURE TRUSTEE:  The Chase Manhattan Bank, as successor to Chemical Bank